EXHIBIT 10.59


Banco de Iberoamerica

                         LOAN AGREEMENT (LINE OF CREDIT)

In Panama City, Republic of Panama, on the sixteenth (16) day of the month of October, nineteen hundred and ninety-five (1995), by and between the undersigned: BANCO DE IBEROAMERICA, S.A., a company duly incorporated and registered in file 005305, roll 0217, image 0292, Microfilm Section (Commercial) of the Public Registry represented by its General Manager, JUAN MANUEL LIMA BAUTISTA, a male Spaniard of legal age, married, a banker, a resident of this city, bearer of passport No. 24688804, and by its Commercial Manager, MIGUEL AQUILES MONTENEGRO BARAHONA, a male Panamanian of legal age, married, a banker, a resident of this city, bearer of I.D. card No. 7-78-284, empowered for this act, as evidenced in file 005365, rolls 36578 and 16059, images 0052 and 0078, both of the Microfilm Section (Commercial) of the Public Registry, respectively, in their capacities as universal agents with powers registered in the Public Registry, who shall hereinafter be referred to as THE BANK, party of the first part, and EZCONY TRADING CORP. and NEW WORLD INTERACTIVE CORP., both companies duly incorporated and registered in files 93213 and 251801, rolls 9061 and 33425, images 0025 and 0092, both of the Microfilm Section (Commercial) of the Public Registry, of Mr. MOISES EZRA COHEN, a Panamanian male of legal age, married, a businessman, a resident of this city, bearer of personal identification card No. N-16-236, is their President and Legal Representative, duly empowered for this act, as evidenced in General Power of Attorney registered in file 093213, roll 24338, image 0051, of the Microfilm Section (Commercial) of the Public Registry and minutes of the Special Shareholders Meeting held on August 3, 1995, which is enclosed below and forms part of this document, respectively, party of the second part, who shall hereinafter be referred to as BORROWER, hereby certify the signing of a line of credit agreement, entered into in accordance with the provisions of the following clauses:
FIRST: THE BANK states that on this day, it has granted credit facilities to BORROWER under the modality of a line of credit of up to SEVEN HUNDRED AND FIFTY-THOUSAND dollars, legal tender in the United States of America (US$750,000) (hereinafter DOLLARS), which BORROWER shall use as follows: To open letters of credit for a period of up to 180 days, financing of letters of credit up to 180 days, including the supplier's period, collections financing of up to 180 days, payments to suppliers up to 180 days and bank guaranties for withdrawal of merchandise from docks, for a period of 1 year. This line of credit may be used by either company, EZCONY TRADING CORP. or NEW WORLD INTERACTIVE CORP.
SECOND: BORROWER may dispose of the entire amount referred to as the limit of this line of credit by making partial withdrawals, provided he leaves with THE BANK and to its favor a promissory note or promissory notes for a maximum term of one hundred and eighty (180) days, during which time the payments to be made will be set, both with respect to principal and interest.
THIRD: To make use of this line of credit, BORROWER shall fill out and sign the forms which THE BANK has available to BORROWER for this purpose.


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FOURTH: BORROWER shall have a maximum term of one hundred and eighty (180) days, as of the date of disbursement, to repay the sum of money disbursed by THE BANK with respect to each promissory note, letter of credit, collections, payments to suppliers. BORROWER shall submit to THE BANK those letters that are to be discounted and the product of the document shall be accredited to BORROWER's current account. Letters discounted shall be paid on the dates due as indicated on each letter. The due dates shall not exceed a period of (blank) days, as of the date of submission for discount.
FIFTH: BORROWER shall pay THE BANK for the promissory notes and any other documents mentioned in this agreement, commissions, interest and current expenses at the time of each operation. BORROWER undertakes to pay a commission of US$1,000 and a commission of US$50 for each disbursement evidenced on a promissory note.
SIXTH: BORROWER undertakes to pay to THE BANK the sum of money disbursed by the latter, on the payment due dates of each promissory note, as stipulated in this agreement. If such periods of the promissory note or notes expire and such sums have not been repaid to THE BANK, the line of credit shall be automatically closed and BORROWER's obligations under this agreement shall be considered due, giving rise to collection through the courts of any amounts that according to THE BANK's books may be owing by BORROWER for principal and interest, plus costs and expenses caused.
SEVENTH: BORROWER undertakes to maintain a current account in THE BANK with an average balance not less than ten per cent (10%) of the facilities approved throughout the entire duration of these agreements or during such time as BORROWER has an outstanding balance.
EIGHTH: THE BANK is expressly authorized by BORROWER to make such payments directly from the aforementioned current account on expiry of the payments set out in the promissory notes referred to in this agreement.
NINTH: BORROWER shall pay monthly interest at the annual rate resulting from adding three and one-half percentage points (3.5%) to the London Interbank Offered Rate (L.I.B.O.R.) for loans with a six-month period applicable to the sums of money disbursed by THE BANK for each operation, or the balance, based on a three hundred and sixty-day (360) year. THE BANK is hereby empowered to change this according to its own criteria and financial and monetary conditions. In this case, BORROWER undertakes to pay the new interest rate five (5) days after the date of a special delivery letter sent to the last address of BORROWER registered with THE BANK and to pay the amount resulting from the variation. BORROWER undertakes to pay the Special Interest Compensation Fund to THE BANK (F.E.C.I.). If payment of the sum established in this document is in arrears, either in respect of principal or of interest or any other reason, BORROWER shall undertake to pay interest for arrears at the rate of 4% or at whatever rate THE BANK may stipulate for overdue amounts, without prejudice to the other rights and actions corresponding to THE BANK. In no case shall interest for arrears be less than US$10 (ten dollars) monthly.
TENTH: It is clearly understood by THE PARTIES that the aforementioned promissory notes are a simple means to facilitate the payments and that consequently, shall not constitute a substitute for the obligations assumed under this agreement.
ELEVENTH: The amount of the loans granted shall not exceed the limit set out in the first clause of this agreement, but THE BANK may at any time reduce this amount,

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terminate this agreement or modify the interest rate or any other stipulation by giving written notice by letter, telegram or telex addressed to BORROWER at the address it shall notify to THE BANK. BORROWER shall pay THE BANK the commissions interest and current expenses at the time of each operation.
TWELFTH: Throughout such time as the obligations assumed under this agreement are outstanding, BORROWER undertakes:
a) To present to THE BANK such reports on its financial situation as THE BANK may request
b) To allow BANK-appointed auditors to inspect its accounting and inventory records, the cost being covered by BORROWER.
c) To continue to carry out the business it is currently involved in.

d) To present to THE BANK any information which in its opinion is necessary information.
THIRTEENTH: THE BANK may declare due all of BORROWER's obligations assumed and arising under this line of credit and consequently, demand the immediate payment of outstanding balances in the event that: BORROWER ceases to supply THE BANK with the necessary information required by the latter regarding the financial situation of the business and any other necessary information, in the opinion of THE BANK. If the assets of the business belonging to BORROWER are attached or seized or otherwise subjected to legal action due to action of a third party or of THE BANK. BORROWER's financial situation is such that in THE BANK's opinion and at its sole discretion, it is advisable to close the line of credit. Two (2) principal or service payments are in arrears. Failure on the part of BORROWER to pay taxes, or social security installments in a fiscal period, or rental of its business establishment if appropriate, during the periods stipulated in the respective lease agreement. Default of any of the clauses of this agreement. BORROWER authorizes THE BANK to transfer, assign or negotiate the credit balance outstanding, and the guaranties established in its favor as a result of this document.
FOURTEENTH: Upon request, BORROWER shall pay THE BANK all expenses and fees incurred by same in relation to the negotiation, implementation, steps before the notary, including legal or financial consultants' fees and expenses or of any other type which in the opinion of THE BANK, it may use to assist or advise it during preparation and throughout the duration of the credit to enforce or protect any term or condition of the agreement.
FIFTEENTH: BORROWER waives the steps for executory process and domicile in the event that THE BANK should need to resort to judicial collection of the obligations herein assumed by it and agrees that in the event of public auction of its assets, the sum owing plus interests agreed upon and the respective expenses should serve as the basis for the claim.
SIXTEENTH: BOND: At this point, MOISES EZRA COHEN, described above, personally appeared to act in his own name and representation and on behalf and in representation of the company, EZCONY INTERAMERICA, INC., a company duly incorporated on October 26, 1990, with IBD No. 37322 under the laws of the British

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Virgin Islands and of which he is President, being duly empowered for this act, as evidenced in the Minutes of the Special Stockholders' Meeting held on August 3, 1995, enclosed below and an integral part of this document, and EZRA COHEN, a Panamanian male of legal age, married, a businessman, a resident of this city and bearer of personal identification card No. 8-223-130, who is acting in his own name and representation, and stated that they hereby become the SOLIDARY GUARANTORS (hereinafter referred to as the GUARANTORS) of BORROWER in favor of THE BANK, to guarantee payment of the sum of SEVEN HUNDRED AND FIFTY THOUSAND dollars (US$750,000), which is legal tender in the United States of America, of principal, plus conventional or legal interest, commissions and performance of each and every one of the obligations assumed by BORROWER for the entire duration that they should survive; this shall not be extinguished in whole or in part due to any act or omission of THE BANK, even if the essential or accessory terms, clauses and conditions are modified or any real or personal collateral is released, without the prior notice or consent of THE GUARANTORS. It is understood that any extension or grace period granted by THE BANK to BORROWER does not extinguish THE SOLIDARY BOND established by THE GUARANTORS, who openly consent that such extension or grace period does not exempt them from their obligation towards THE BANK, although for any reason THE BANK may not subrogate its rights and privileges. THE BANK may require THE GUARANTORS to repay the guaranteed obligations, with no need to require payment made against BORROWER. It is also understood that THE GUARANTORS expressly waive any notice that may correspond to them. Likewise, the GUARANTORS renounce the domicile, the presentation, the benefit of exclusion, protest and notice of any document covered by this bond not having received due attention, the future requirement in case of arrears, steps pertaining to any executory process initiated based on this bond and accept that all judicial or out-of-court expenses, costs, lawyers' fees in relation to said process shall be for their sole account and that the sum sued shall serve as the basis for any public auction. This bond shall not be considered to be extinguished or weakened due to any act or omission of THE BANK, nor because THE BANK allowed BORROWER to default on its obligations or to fulfill them incompletely or differently from the agreed manner or it did not insist on full compliance with the obligations or did not exercise its respective contractual or legal rights in timely fashion.
SEVENTEENTH: COLLATERAL. At this point, BORROWER (EZCONY TRADING CORP.) personally appeared and stated it shall hereinafter constitute collateral in favor of THE BANK on its fixed-term deposits number 01-1001-224520, backup number 203404, in the amount of TWO HUNDRED AND FIFTY THOUSAND dollars (US$250,000), and on its successive increments and renewals in order to guarantee and ensure payment of the obligations assumed or to be assumed in future by BORROWER. Said obligations are additionally guaranteed by the interest derived from said deposits, authorizing THE BANK to cancel the deposits under reference and to use the funds derived from such cancellation to repay said obligations as it should deem advisable, even assuming that there are no accounts in arrears nor are the guaranteed obligations due.
THE BANK is authorized to retain and renew this guaranty deposit under the same terms and conditions as THE BANK offers to its clients until such time as all obligations guaranteed by this deposit have been repaid in full and, if and when THE BANK should so

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desire, to credit the liquid product of this deposit, its interest and other credits to the payment of any of its obligations, with no need for formalities or specific steps.
EIGHTEENTH: BORROWER undertakes to maintain fire insurance and extension of coverage to cover all existing inventory at the premises in an amount not less than FIVE HUNDRED THOUSAND DOLLARS (US$500,000). The corresponding policies should be duly endorsed favor of THE BANK. THE BANK may enter into the insurance agreement and renew it, as well as pay the corresponding premium directly, in which case BORROWER accepts that the sums paid for this reason be charged to the debt and payment, interest and guaranties be subject to the same conditions stipulated in this agreement. In the event of an accident and at the request of THE BANK, should the product of the insurance be insufficient, BORROWER shall pay the balance against it according to THE BANK's records.
NINETEENTH: At this point, (blank) personally appeared and undertakes to contract and endorse to THE BANK life insurance in the amount of (blank) dollars. Said insurance may be contracted by THE BANK by paying the premiums directly, in which case BORROWER accepts that the amounts paid for this reason shall be charged to the debt and shall be subject in respect of payment, interest and guaranties to the same conditions stipulated in this agreement. They likewise state that they accept the conditions established in the policy and in the collective insurance contract entered into or to be entered into with an insurance company acceptable to THE BANK and they agree that in the event of meeting their death before fully repaying the obligations assumed under this agreement, the product of the insurance should go to repaying the said obligations. It is understood that if insurance is enough to cover the whole of the obligations, THE BANK shall cancel the obligations assumed under this agreement. In the event that the whole of the obligations are not covered by insurance, the outstanding balance of same shall continue to be guaranteed until such time as it is fully repaid, together with other values established in this paper.
TWENTIETH: The duration of this line of credit agreement shall be from the date of its execution to July eighteenth (18), nineteen hundred and ninety-six
(1996), and it shall be renewed automatically unless communication to the contrary has taken place between THE PARTIES.
TWENTY-FIRST: THE BANK reserves the right to early cancellation of the line of credit at any time if it deems it necessary for any reason and shall so notify BORROWER by special delivery. BORROWER may at any time terminate the accounts corresponding to the line of credit by repaying the balance due at such date and notifying THE BANK in writing, upon making payment, of its desire to terminate the accounts.
TWENTY-SECOND: THE BANK accepts the obligations assumed in its favor by BORROWER and GUARANTORS, as well as the bonds established in the terms set down in this document.
TWENTY-THIRD: BORROWER and GUARANTORS state that they know and accept each and every one of the clauses and conditions of this agreement and undertake to faithfully comply with them.

                                     ANNEX 1
                         For BANCO DE IBEROAMERICA, S.A.
(SIGNED) JUAN MANUELA LIMA BAUTISTA, Passport No. 24688804.


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(SIGNED) EZCONY TRADING CORP., I.D. card N-16-236
(SIGNED) EZCONY INTERAMERICANA INC, MOISES EZRA COHEN, I.D. Card N-16-236. (SIGNED) MIGUEL AQUILES MONTENEGRO BARAHONA, I.D. card 7-78-284
(SIGNED) NEW WORLD INTERACTIVE CORP. MOISES EZRA COHEN, I.D. n-16-236 (SIGNED) MOISES EZRA COHEN, I.D. card N-16-236
(SIGNED) EZRA COHEN, I.D. card 8-223-130

NOEMI MORENO ALBA, Notary Public, Tenth Circuit, Panama, Identity Card 7-37-78, DOES HEREBY CERTIFY: that the signatures of MOISES EXRA COHEN and EZRA COHEN have been recognized as their own by the parties signing this document; consequently, they are genuine signatures.
Panama, October 18, 1995.


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                                     ANNEX 1

TWENTY-FOURTH: It is hereby agreed that upon expiry of the obligations herein assumed, THE BANK may require payment of the balance due, either judicially or out-of-court, of any BORROWER, in which case the BORROWER required to pay shall undertake to repay the whole of the amounts due, including principal, interest, commissions and other expenses.
The obligation on the part of the BORROWER required to pay shall not be affected, impaired or diminished because of the fact that the latter had not directly requested disbursements from THE BANK under the line of credit, or because of the fact that it had requested or received disbursements for an amount lower than the amount claimed, if the amount of the obligations due should result from use of the credit facility by any or all other BORROWERS.

                        For: BANCO DE IBEROAMERICA, S.A.

(SIGNED) JUAN MANUEL LIMA BAUTISTA, Passport No. 24688804
(SIGNED) MIGUEL AQUILES MONTENEGRO BARAHONA, I.D. card 7-78-284

                                  For: BORROWER
(SIGNED) EZCONY TRADING CORP., NEW WORLD INTERACTIVE CORP.
MOISES EZRA COHEN, I.D. card N-16-236

Panama, October 16, 1995

I RAQUEL TORRIJOS DE GOMEZ, Notary Public of the Third Circuit of Panama, I.D.
                       Card No. 8-243-747, hereby CERTIFY:
That MOISES EZRA COHEN, whom I know, has signed this document in my presence and that of the undersigned witnesses and consequently, the signatures are genuine. Panama, October 16, 1995
(Signed): Witness. (Signed): Witness.
(Signed): Lic. RAQUEL TORRIJOS DE GOMEZ, Third Notary Public.


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                 MINUTES OF EXTRAORDINARY SHAREHOLDERS' MEETING

         In Panama City, at 7:30 in the morning on August 3, 1995, an Extraordinary Shareholders' Meeting of the NEW WORLD INTERACTIVE CORP. company took place.

         Prior summons having been waived by those who had a right to it and the representation of 100% of the shares being present, there being thus the regulatory quorum, the meeting was opened. It was presided by MOISES EZRA COHEN MIZRACHI, acting as Secretary in said meeting DAVID DJEMAL, who are President and Secretary, respectively, of this corporation.

         The meeting being opened, the President explained that the reason for the meeting was to authorize the company to hold a credit line agreement for the amount of Seven Hundred and Fifty Thousand Dollars (US$750,000.00) with Banco de Iberoamerica, S.A.

         A motion was duly made, discussed and passed and the following resolution was adopted:

                              IT IS HEREBY RESOLVED

1. To authorize the contracting of a credit line for the amount of Seven Hundred and Fifty Thousand Dollars (US$750,000.00) with BANCO IBEROAMERICA, S.A., to be used jointly with the EZCONY TRADING CORP. company.

2. To authorize Mr. MOISES EZRA COHEN MIZRACHI to sign all public and private documents relating to his operation under the terms and conditions he may find most favorable for the company.

There being no other matter to discuss, the meeting was closed at (blank)

(SIGNED) PRESIDENT.
(SIGNED) AD-HOC SECRETARY

I hereby certify that the above is a copy of the minutes of the Stockholders' Meeting held on the date first above stated, which is contained in the company's minute book.

(SIGNED) SECRETARY


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                 MINUTES OF EXTRAORDINARY SHAREHOLDERS' MEETING

         In Panama City, at 9:00 in the morning on August 3, 1995, A Special Shareholders' Meeting of the EZCONY INTERAMERICA, INC. company took place.

         Prior summons having been waived by those who had a right to it and the representation of 100% of the shares being present, there being thus the regulatory quorum, the meeting was opened. It was presided by MOISES EZRA COHEN MIZRACHI and EZRA COHEN YITZAKI acted as ad-hoc Secretary.

         The meeting being opened, the President explained that the reason for the meeting was to establish the company as a solidary guarantor of the present and future obligations which the EZCONY TRADING CORPORATION and NEW WORLD INTERACTIVE CORPORATION may assume with BANCO DE IBEROAMERICA, S.A., and to designate the person who would act for the company.

         A motion was duly made, discussed and passed and the following resolution was adopted:

                              IT IS HEREBY RESOLVED

1. To authorize the company to establish itself as solidary guarantor of the present and future obligations assumed or acquired by the companies, EZCONY TRADING CORPORATION and NEW WORLD INTERACTIVE CORPORATION, with BANCO DE IBEROAMERICA, S.A., whether one or both of such companies use the credit facility contracted with said Bank.

2. To authorize Mr. MOISES EZRA COHEN MIZRACHI to sign all public and private documents relating to his operation under the terms and conditions he may find most favorable for the company.

There being no other matter to discuss, the meeting was closed at 10:00 a.m.

(SIGNED) PRESIDENT.
(SIGNED) AD-HOC SECRETARY

I hereby certify that the above is a copy of the minutes of the Stockholders' Meeting held on the date first above stated, which is contained in the company's minute book, and I also certify that the president and the secretary who sign this document are the holders of said positions.

(SIGNED) AD-HOC SECRETARY